EXHIBIT 10.1
AMENDMENT OF EXECUTIVE EMPLOYMENT AGREEMENT

THIS AMENDMENT OF EXECUTIVE EMPLOYMENT AGREEMENT (the “Amendment”) is entered into as of December 13, 2022, by and between Centene Corporation, a Delaware corporation, together with its successors and assigns permitted under this Agreement (the “Company”), and Brent Layton (the “Executive”).

WHEREAS, the parties entered into that certain Executive Employment Agreement dated as of April 27, 2022 (“Agreement”); and

WHEREAS, the parties desire to amend the Agreement in order to reflect a change in the Executive’s title and duties in anticipation of his retirement.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties agree as follows:

1.Section 2(a) is amended to read as follows:

During the Employment Term, the Executive shall serve as Senior Advisor to the Chief Executive Officer. In such position, the Executive shall have such duties, authority, and responsibilities as shall be determined from time to time by the Chief Executive Officer (including duties related to strategic partnerships, growth and new product development), which duties, authority, and responsibilities are consistent with the Executive’s position.

2.General Terms and Conditions. All other terms and conditions of the Agreement not amended hereunder shall remain in full force and effect, as applicable. This Amendment shall be governed by and construed in accordance with the laws of the State of Missouri, without regard to principles of conflict of laws that would cause the application of laws of another jurisdiction. This Amendment may be executed in any number of counterparts, each of which will be an original, but such counterparts will together constitute but one and the same Amendment.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have signed their names as of the date and year first above written.

CENTENE CORPORATION:

By:	/s/ CHRISTOPHER A. KOSTER
Name: Christopher A. Koster
Title: EVP, Secretary and General Counsel

EXECUTIVE:

/s/ BRENT LAYTON
BRENT LAYTON